Exhibit 99
Form 4 Joint Filer Information

Name: Westbury (Bermuda) Ltd.
Address: 11 Victoria Street,
P.O. Box HM 1065
Hamilton, HMEX Bermuda
Date of Event Requiring Statement: 3/13/08